UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2026

COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33026	22-3447504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Commvault Way
Tinton Falls, New Jersey 07724
(Address of principal executive offices, including zip code)

(732) 870-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVLT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Commvault Systems, Inc. (the "Company") held its Annual Meeting of Stockholders on August 6, 2026 (the "Annual Meeting") at which the Company’s stockholders voted on (1) the election of seven (7) directors to serve until the 2027 Annual Meeting, (2) executive compensation on a non-binding, advisory basis, (3) the appointment of Ernst & Young LLP as the Company’s independent auditor and public accountants for the fiscal year ending March 31, 2027, and (4) the Commvault Systems, Inc. 2026 Equity Plan and the number of shares available thereunder. The voting results are as follows:

1.    Election of Directors:

	For	Against	Abstain	Broker Non-Vote
(01). Nicola Adamo	35,895,642	138,424	17,669	2,993,008
(02). Martha Bejar	33,933,268	2,100,368	18,099	2,993,008
(03). Keith Geeslin	34,541,074	1,491,935	18,726	2,993,008
(04). Vivie “YY” Lee	34,547,738	1,481,185	22,812	2,993,008
(05). Sanjay Mirchandani	35,978,537	56,838	16,360	2,993,008
(06). Chuck Moran	35,300,480	721,351	29,904	2,993,008
(07). Shane Sanders	34,898,505	1,129,087	24,143	2,993,008

2.    Approve, on an advisory basis, the Company’s executive compensation.

For	Against	Abstain	Broker Non-Vote
33,953,884	2,071,496	26,355	2,993,008

3.    Ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2027.

For	Against	Abstain	Broker Non-Vote
36,556,396	2,467,104	21,243	0

4.     Approve the Commvault Systems, Inc. 2026 Equity Plan and 3.374 million shares to be available for issuance thereunder.

For	Against	Abstain	Broker Non-Vote
34,529,655	1,517,689	4,391	2,993,008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMVAULT SYSTEMS, INC.

Date:	August 6, 2026	/s/ Danielle Sheer
Danielle Sheer Chief Trust Officer
3